                                                   EXHIBIT 4(A)

                          Fixed Rate Medium-Term Note

REGISTERED
No. R-                                             PRINCIPAL AMOUNT:
CUSIP

                               CABOT CORPORATION

                           SERIES A MEDIUM-TERM NOTE

    If the registered owner of this Security (as indicated below) is The Depository Trust Company (the "Depository") or a nominee of the Depository, this Security is a Global Security and the following two legends apply:

    This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of such successor.

    Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued upon registration of transfer of, or in exchange for, or in lieu of, this Security is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

ORIGINAL ISSUE PRICE:                      TOTAL AMOUNT OF OID:

INTEREST RATE:                             YIELD TO MATURITY:

INTEREST PAYMENT DATES:                    INITIAL ACCRUAL PERIOD OID:
     [June 15]
     [December 15]

REGULAR RECORD DATES:                      INITIAL REDEMPTION DATE:
     [June 1]
     (December 1]

ORIGINAL ISSUE DATE:                       REDEMPTION PRICES:

MATURITY DATE:

SPECIFIED CURRENCY:                        OPTION TO ELECT
                                            REPAYMENT: [   ] YES  [   ] NO
EXCHANGE RATE AGENT:

MINIMUM DENOMINATIONS                      OPTIONAL REPAYMENT DATE[S]:
(OTHER THAN $1,000):
(Applicable only if
Specified Currency is
other than U.S. dollars)

BOOK ENTRY  ___                            CERTIFICATED  ___

OTHER TERMS:

          CABOT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for
value received, hereby promises to pay to                          , or
registered assigns, the principal sum of                         on the Maturity
Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon at a rate per annum equal to the Interest Rate specified above from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Dates in each year specified above and on the Maturity Date (or any Redemption Date or Repayment Date as referred to on the reverse hereof and hereafter referred to as a "Maturity Date" with respect to the principal redeemed or repayable on such date) until the principal hereof is paid or made available for payment. Interest hereon is accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid) to but excluding the succeeding Interest Payment Date or Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person (the "Holder") in whose name this Security is registered (which, if this security is a Global Security will be the Depository or a nominee of the Depository) at the close of business on the Regular Record Date as specified above (whether or not a Business Day) next preceding such Interest Payment Date; provided, however,
                                                         --------  -------
that, in the case of a Security issued between a regular Record Date and the initial Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Original Issue Date and ending on such Initial Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date; and provided, further, that interest payable on the
                         --------  -------
Maturity Date (other than a Maturity Date which is also an Interest Payment
Date) will be payable to the person to whom the principal hereof shall be payable (which, if this Security is a Global Security will be the Depository or a nominee of the Depository). Any such interest not so punctually paid or duly provided for on such Regular Record Date may either be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to the registered Holders of Securities of this Series not less than 15 days prior to such special record date, or be paid at any time in any other lawful manner, all as more fully provided in said Indenture.

     Any payment of principal (and premium, if any) or interest (if any) on this Security due on any Interest Payment Date or Maturity Date which is not a Business Day (as defined herein) shall not be made on such day, but shall be made on the next succeeding Business Day with the same force and effect as if made on such due date, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or Maturity Date, as the case may be.

     Unless otherwise specified above, all payments of principal, premium (if any) and interest (if any) on this Security will be made in U.S. dollars regardless of the Specified Currency shown above unless the Holder hereof makes the election described below. If the Specified Currency shown above is other than U.S. dollars, the Company or its agent will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof; provided, however, that the Holder hereof may elect to receive all
        --------  -------
payments in such Specified Currency by delivery of a written request to the Corporate Trust Division of the Trustee in The City of Boston, on or prior to the applicable Regular Record Date or the date 15 days prior to the Maturity Date, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. The Holder hereof may elect to receive payment in such Specified Currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or the date 15 days prior to the Maturity Date, as the case may be. The Company has initially appointed State Street Bank and Trust Company at its Corporate Trust Division in The City of Boston as paying agent and State Street Bank and Trust, N.A. in The City of New York as co-paying agent (each a "Paying Agent").

    If the principal, premium (if any) or interest (if any) due on this Security is payable in a Specified Currency and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder by making such payment in U.S. dollars on the basis of the most recently available exchange rate as provided herein.

    In the event of an official redenomination of the Specified Currency, the obligations of the Company with respect to payments on this Security shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. In no event shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency shown above relative to any other currency due solely to fluctuations in exchange rates.

     If the Specified Currency is other than U.S. dollars, and the Holder has elected to receive payments in such Specified Currency as provided for above, payments of principal, premium (if any) and interest (if any) due on this Security will be made by wire transfer of immediately available funds to an account with a bank located in the country issuing the Specified Currency (or, if specified on the face hereof that this Security shall be denominated in European Currency Units ("ECUs"), to an ECU account) or other jurisdiction acceptable to the Company and the Trustee as shall have been designated on or prior to the relevant Regular Record Date or the date 15 days prior to the Maturity Date, as the case may be, by the Holder hereof on the relevant Regular Record Date or Maturity Date. Such designation shall be made by filing the appropriate information with the Trustee at the Corporate Trust Division of the Trustee in The City of Boston and, unless revoked, any such designation made with respect to this Security by the Holder will remain in effect with respect to any further payments with respect to this Security payable to such Holder.
If payment with respect to this Security cannot be made by wire transfer because a required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting such a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such designation, such payment will be made within five Business Days of such receipt. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder may provide appropriate instructions to the Trustee, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank, but only if such bank has appropriate facilities therefor. The Company will pay any administrative costs imposed by banks in making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Securities in respect of which such payments are made.

    Unless otherwise specified above, payments of interest other than interest payable on the Maturity Date will be made by check mailed to the registered Holder hereof at the address shown in the register of Securities maintained by the Registrar or, at the option of the registered Holder hereof, to such other place in the United States of America as the registered Holder hereof shall designate to the Trustee in writing, or by wire transfer of immediately available funds to such account as may have been appropriately designated by such Holder.

    Unless otherwise specified above, the principal amount hereof and premium (if any) and interest (if any) hereon payable on the Maturity Date will be paid in immediately available funds upon surrender of this Security at the office of State Street Bank and Trust, N.A. in The City of New York or at the Corporate Trust Division of the Trustee in The City of Boston, provided that this Security is presented to the Paying Agent in time for the Paying Agent to make such payments in accordance with its normal procedures. The Company may treat the person in whose name this Security is registered as the owner of this Security for the purpose of receiving payments of principal and interest on this Security and for all purposes whatsoever.

    REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                              Reverse of Security
                              -------------------

    This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of December 1, 1987 (herein, together with all other indentures supplemental thereto, including the First Supplemental Indenture dated as of June 17, 1992 and the Second Supplemental Indenture dated as of January 31, 1997, referred to as the "Indenture"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

    If an Initial Redemption Date is specified on the face hereof, this Security is subject to redemption at the election of the Company, as a whole or in part in increments of $1,000, upon not less than 30 nor more than 60 days' notice by mail prior to the Initial Redemption Date or at any time after the Initial Redemption Date upon such notice, at the Redemption Prices, if any, specified on the face hereof, (expressed in percentages of the principal amount), and thereafter at a redemption price equal to 100% of the principal amount of this Security or the portion thereof redeemed (or, if this Security is a Discount Note, such lesser amount as is provided for below), plus accrued interest to the date of redemption; provided, that interest installments due on such date of redemption will be payable to the Holders of such Securities of record at the close of business on the Regular Record Date referred to on the face hereof, all as provided in the Indenture. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Securities with like tenor and terms to this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

    If so specified on the face hereof, this Security will be repayable prior to the Maturity Date at the option of the Holder on each applicable Optional Repayment Date shown on the face hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued interest to the Repayment Date. In order for this Security to be repaid, the Trustee must receive at least 30 but not more than 60 days prior to an Optional Repayment Date this Security with the form below entitled "Option to Elect Repayment" duly completed. Any tender of this Security for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Security in whole or in part in increments of $1,000. Upon any partial repayment, this Security shall be canceled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security.

    Unless otherwise specified on the face hereof, this Security will not be subject to any sinking fund.

    "Business Day" as used herein, means any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banks in The City of New York are required or authorized by law or executive order to close; provided that, if the Specified Currency shown above is other than U.S. dollars, such day is also not a day on which banks are required or authorized by law or executive order to close in the financial center of the country issuing the Specified Currency (unless the Specified Currency is European Currency Units ("ECU"), in which case such day is also not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or is not a day designated as an ECU non-settlement day by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), a day that is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that, with respect to LIBOR Notes, such day is also a London Business Day (as hereinafter defined). "London Business Day" means a day on which dealings in the Designated LIBOR Currency (as hereinafter defined) are transacted in the London interbank market.

    Interest herein will be computed on the basis of a 360-day year of twelve 30-day months.

     If this is a Global Security, the total amount of any principal, premium (if any) and interest (if any) due on this Security representing one or more Book-Entry Notes on any Interest Payment Date or Maturity Date will be made available to the Trustee on such date. The Trustee will promptly make such payments to the Depository. The Depository will allocate such payments to each Book-Entry Note represented by the Global Security and make payments to the owners or holders thereof in accordance with its existing operating procedures.

     If the Specified Currency is other than U.S. dollars and the Holder hereof fails to elect payment in such Specified Currency, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Exchange Rate Agent specified on the face hereof or a successor thereto (the "Exchange Rate Agent") based on the bid quotation in The City of New York at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date for the purchase by the Exchange Rate Agent of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes denominated in a foreign currency scheduled to receive U.S. dollar payments and at which the Exchange Rate Agent commits to execute a contract. If such bid quotation is not available, or if the Specified Currency is other than U.S. dollars and the Holder hereof elects payment in such Specified Currency, payments will be made in such Specified Currency.

     If payment on this Security is required to be made in ECU and ECU is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, all payments due on that due date with respect to this Security shall be made in U.S. dollars. The amount so payable on any date in ECU shall be converted into U.S. dollars, at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts which were components of the ECU as of the last date on which the ECU was available. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate, or as otherwise indicated above.

     If the official unit of any component currency of the ECU is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Exchange Rate Agent shall have no liability therefor.

     All currency exchange costs will be borne by the Company unless the Holder of this Security has made the election to receive payments in the Specified Currency. In that case, the Holder shall bear its pro rata portion of currency exchange costs, if any, by deductions from payments otherwise due to such Holder.

     References herein to "U.S. dollars" or "U.S. $" or "$" are to the currency of the United States of America.

     If this Security is a Discount Note (any Security that for United States federal income tax purposes would be considered to be issued with original issue discount), in the event of either (a) a redemption by the Company of this Security prior to its Maturity Date, or (b) the acceleration of the maturity of this Security, the amount payable on this Security at the time of such redemption or acceleration, in lieu of the principal amount due at the Maturity Date, shall be the Adjusted Issue Price (as defined below) of this Security as of the date of such redemption or acceleration. The "Adjusted Issue Price" of this Security shall be an amount equal to (a) its Original Issue Price (as set forth on the face hereof), plus
(b) the portion of the Original Issue Discount (as set forth on the face hereof) accrued under Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the Original Issue Date (as set forth on the face hereof) to the date of such redemption or acceleration, minus (c) any amount considered as part of the stated redemption price at maturity (as determined under Section 1273(a)(2) of the Code) which was paid on this Security prior to the date of such redemption or acceleration.

    If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series (or, in the case of any Securities of this series that are Discount Notes, the Adjusted Issue Price as provided above), may be declared due and payable in the manner and with the effect provided in the Indenture.

    The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Company on this Security upon compliance with certain conditions set forth therein.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of any series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Securities at the time outstanding of each series to be affected by such amendment or modification (each series voting separately as one class). The Indenture also contains provisions permitting the Holders of a majority in principal amount of the outstanding Securities of each such series (each series voting separately as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium (if any) and interest on this Security at the times, place and rate (except as provided for in such Security), and in the coin or currency, herein prescribed.

    As provided in the Indenture and subject to certain limitations (including, in the case of any Global Security certain additional limitations) therein set forth, the transfer of this Security is registrable in the register of securities maintained by the Registrar, upon surrender of such Securities for registration of transfer at the office or agency of the Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

    The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company or the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     This Security shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                              CABOT CORPORATION



                                    By:_________________________________
                                       Title:


                                    Attest:


                                    _________________________________
                                    Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein issued under the within mentioned Indenture.


   STATE STREET BANK AND TRUST COMPANY,
   as Trustee



   By:____________________________________
   Title:

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common      UNIF GIFT MIN ACT - ......Custodian.....

                                              (Cust)    (Minor)

                                              Uniform Gifts to Minors Act
TEN ENT - as tenants by the entireties        _______________________
                                                   (State)

JT TEN - as joint tenants with right of
     survivorship and not as tenants
     in common

Additional abbreviations may also be used though not in the above list.

               __________________________________________________

FOR VALUE RECEIVED, I or we sell, assign and transfer to

INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE:

___________________________________


________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

________________________________________________________________________________


this Note and all rights hereunder and irrevocably appoint______________________ attorney to transfer this Note on the books of the Corporation. The agent may substitute another to act for him.



Dated: _______________________    Signed: ___________________________________
Signature(s) Guaranteed by:                  (Sign exactly as name appears
                                             on the other side of this Note)


NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

                           OPTION TO ELECT REPAYMENT
                           -------------------------

     The undersigned hereby irrevocably requests and instructs the Company to repay this Security (or the portion thereof specified below), pursuant to its terms, on the Optional Repayment Date first occurring after the date of receipt of the within Security as specified below (the "Repayment Date"), at a Repayment
                                                --------------
Price equal to 100% of the principal amount to be repaid, together with accrued interest to the Repayment Date, to the undersigned at:

________________________________________________________________________________

________________________________________________________________________________
          (Please print or type name and address of the Undersigned.)

     For this Option to Elect Repayment to be effective, this Security with the
     ---------------------------------------- ---------------------------------
Option to Elect Repayment duly completed must be received by the Trustee at
------------------------------------------------------------ ----------- --
least 30 but not more than 60 days prior to the Repayment Date (or, if such
----- ---------------------------------------------------------------------
Repayment Date is not a Business Day, the next succeeding Business Day).
------------------------------------------------------------------------

     If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $__________________.

     If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($1,000 or any integral multiple of $1,000): $______________.


Dated:____________________          __________________________________

                                    Note:  The signature to this Option to Elect
                                    Repayment must correspond with the names as written upon the face of the within Security in every particular without alterations or enlargement or any change whatsoever.